EXHIBIT 99.1

Aptose to Release First Quarter Ended March 31, 2020 Financial Results and Hold Conference Call on May 5, 2020

SAN DIEGO and TORONTO, April 21, 2020 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (Nasdaq: APTO; TSX: APS), a clinical-stage company developing highly differentiated therapeutics that target the underlying mechanisms of cancer, will release its financial results for the quarter ended March 31, 2020, on Tuesday, May 5, 2020, after the close of the market.

Conference Call & Webcast:

Date:	Tuesday, May 5, 2020
Time:	5:00 PM Eastern Time
Dial In - Toll-Free:	1 844-882-7834
Dial In - International:	1 574-990-9707
Passcode:	6470926
Webcast:	LINK

Replay available through May 19, 2020:

Dial In - Toll-Free:	1 855-859-2056
Dial In - International:	1 404-537-3406
Replay Passcode:	6470926

The live conference call can also be accessed through a link on the Investor Relations section of Aptose’s website at  https://www.aptose.com/investors/news-events/ir-calendar. An archived version of the webcast along with a transcript will be available on the company’s website for 30 days.

The press release, the financial statements and the management’s discussion and analysis for the quarter ended March 31, 2020 will be available on SEDAR at www.sedar.com and EDGAR at www.sec.gov/edgar.shtml.

About Aptose Biosciences

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage investigational products for hematologic malignancies: CG-806, an oral, first-in-class mutation-agnostic FLT3/BTK kinase inhibitor, is in a Phase 1 trial in patients with relapsed or refractory B cell malignancies, including chronic lymphocytic leukemia (CLL), small lymphocytic lymphoma (SLL) and non-Hodgkin lymphoma (NHL), who have failed or are intolerant to standard therapies; APTO-253, the only clinical stage agent that directly targets the MYC oncogene and supresses its expression, is in a Phase 1b clinical trial for the treatment of patients with relapsed or refractory acute myeloid leukemia (AML) or high risk myelodysplastic syndrome (MDS). For further information, please visit www.aptose.com

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Greg Chow	Dan Ferry, Managing Director
Executive Vice President, CFO	617-535-7746
650-718-5028	Daniel@LifeSciAdvisors.com
gchow@aptose.com

SMP Communications
Susan Pietropaolo
201-923-2049
susan@smpcommunications.com